                                                                    EXHIBIT 99.2

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                       Consolidated Financial Statements
                    as of December 31, 1996, 1995 and 1994
                  Together with Independent Auditors' Report

                   Report of Independent Public Accountants



To the Stockholders of
SmarTel Communications, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of SmarTel Communications, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, redeemable preferred stock and stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SmarTel Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Boston, Massachusetts
April 4, 1997 (except with respect
 to the matter discussed in Notes 1,
 3(a), 4(d), 5 and 9, as to which the
 date is May 24, 1997)

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

            Consolidated Balance Sheets--December 31, 1996 and 1995

                               ASSETS
                                                                                             1996              1995
Current Assets:
  Cash and cash equivalents                                                              $ 1,763,473       $ 1,869,656
  Accounts receivable, net of allowance for doubtful accounts                                785,146           565,576
  Inventories                                                                                 26,798            30,238
  Other current assets                                                                       132,745           148,857
                                                                                         -----------       -----------
       Total current assets                                                                2,708,162         2,614,327
                                                                                         -----------       -----------

Property and Equipment:
  Computer and office equipment                                                              189,523           159,926
  Printing equipment                                                                          29,788            23,717
  Leasehold improvements                                                                      63,153            63,153
  Furniture and fixtures                                                                      13,046                 -
                                                                                         -----------       -----------
                                                                                             295,510           246,796
 Less--Accumulated depreciation and amortization                                             101,511            42,244
                                                                                         -----------       -----------
                                                                                             193,999           204,552
                                                                                         -----------       -----------
Other Assets:
 Note receivable from stockholder                                                             79,180                 -
 Intangible assets, net of accumulated amortization of $15,206 and $0 at
   December 31, 1996 and 1995, respectively                                                   46,524            61,730
 Organization costs, net of accumulated amortization of $29,015 and $14,911 at
   December 31, 1996 and 1995, respectively                                                   40,162            54,267
 Other assets                                                                                 50,677            50,639
                                                                                         -----------       -----------

                                                                                         $ 3,118,704       $ 2,985,515
                                                                                         ===========       ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
 Subordinated notes payable to stockholders, current portion                             $   157,500       $         -
 Capital lease obligation, current portion                                                    12,459            13,500
 Equipment line of credit, current portion                                                    16,798            11,199
 Unsecured note payable                                                                            -            15,000
 Accounts payable                                                                          1,764,543           435,255
 Accrued expenses                                                                            282,068           139,806
 Deferred revenue                                                                          1,327,550           578,369
                                                                                         -----------       -----------

       Total current liabilities                                                           3,560,918         1,193,129
                                                                                         -----------       -----------

Equipment Line of Credit, net of current portion                                              33,597            44,795
                                                                                         -----------       -----------
Subordinated Notes Payable to Stockholders                                                         -           157,500
                                                                                         -----------       -----------
Minority Interest--Preferred Stock                                                            30,000            30,000
                                                                                         -----------       -----------

Commitments and Contingencies (Notes 3, 4, 6 and 7)

Redeemable Preferred Stock:
   Authorized--4,002 shares
   Issued and outstanding--3,909 shares (liquidation preference of $4,161,019
     and $4,040,989 at December 31, 1996 and 1995, respectively)                           3,796,190         2,718,686

Stockholders' Equity (Deficit):
 Common stock, $.001 par-
   Authorized--10,000,000 shares
   Issued and outstanding--2,434,035 shares                                                    2,434             2,434
 Additional paid-in capital                                                                1,507,004         1,507,004
 Accumulated deficit                                                                      (5,811,439)       (2,668,033)
                                                                                         -----------       -----------

       Total stockholders' equity (deficit)                                               (4,302,001)       (1,158,595)
                                                                                         -----------       -----------

                                                                                         $ 3,118,704       $ 2,985,515
                                                                                         ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     Consolidated Statements of Operations
             for the Years Ended December 31, 1996, 1995 and 1994

                                                                 1996          1995           1994

Revenues                                                     $ 5,496,640    $ 2,546,246   $  861,270

Cost of Revenues                                               4,057,265      1,309,249      355,752
                                                             -----------    -----------   ----------

     Gross profit                                              1,439,375      1,236,997      505,518

Selling, General and Administrative Expenses                   3,524,677      2,043,007      741,714

Loss on Discontinuance of Long Distance
Service Businesses, net (Note 1)                                       -        310,613       58,230
                                                             -----------    -----------   ----------

     Loss from operations                                     (2,085,302)    (1,116,623)    (294,426)

Interest Income (Expense), net                                     7,241           (211)           -

Other Income, net                                                 12,159              -            -
                                                             -----------    -----------   ----------

     Net loss                                                 (2,065,902)    (1,116,834)    (294,426)
                                                             -----------    -----------   ----------

Accretion of Redeemable Preferred Stock Dividends and
Discount                                                      (1,074,744)      (223,905)           -
                                                             -----------    -----------   ----------

Net Loss Attributable to Common Stockholders                 $(3,140,646)   $(1,340,739)  $ (294,426)
                                                             ===========    ===========   ==========

Net Loss per Common Share                                         $(1.29)         $(.71)       $(.18)
                                                                  ======          =====        =====

Weighted Average Number of Common
Shares Outstanding                                             2,434,035      1,895,495    1,612,511
                                                             ===========    ===========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Redeemable Preferred Stock and Stockholders' Equity
                                   (Deficit)
             for the Years Ended December 31, 1996, 1995 and 1994

                                                         REDEEMABLE PREFERRED STOCK    -------STOCKHOLDERS' EQUITY (DEFICIT)-------

                                                                                                        Common Stock
                                                            Number        Redemption                 Number        $.001
                                                           of Shares         Value                  of Shares    Par Value
Balance, December 31, 1993 (Unaudited)                              -   $          -                 1,539,000        $1,539

  Sale of common stock                                              -              -                   130,183           130

  Net loss                                                          -              -                         -             -
                                                          -----------     ----------                ----------   -----------

Balance, December 31, 1994                                          -              -                 1,669,183         1,669

  Issuance of redeemable preferred stock and
  warrants, net of issuance costs of $191,097                   3,002      1,494,996                         -             -

  Accretion of preferred stock dividends                            -         33,989                         -             -

  Accretion of preferred stock discount                             -        190,491                         -             -


  Preferred stock dividend on common stock                        908      1,000,000                         -             -

  Exercise of common stock warrants in exchange for
  redemption of preferred stock                                    (1)          (790)                  789,888           790

  Repurchase and retirement of common stock                         -              -                   (25,036)          (25)

  Net loss                                                          -              -                         -             -
                                                          -----------     ----------                ----------   -----------

Balance, December 31, 1995                                      3,909      2,718,686                 2,434,035         2,434

  Accretion of preferred stock dividends                            -        120,030                         -             -

  Accretion of preferred stock discount                             -        957,474                         -             -

  Net loss                                                          -              -                         -             -
                                                          -----------     ----------                ----------   -----------

Balance, December 31, 1996                                      3,909     $3,796,190                 2,434,035        $2,434
                                                          ===========     ==========                ==========   ===========
                                                                                       -------STOCKHOLDERS' EQUITY (DEFICIT)-------
                                                                                                                       Total
                                                                                       Additional                    Stockholder's
                                                                                        Paid-in       Accumulated      EQuity
                                                                                        Capital         Deficit      (Deficit)
Balance, December 31, 1993 (Unaudited)                                                 $        -     $     5,823     $     7,362

  Sale of common stock                                                                    199,831               -         199,961

  Net loss                                                                                      -        (294,426)       (294,426)
                                                                                       ----------     -----------     -----------

Balance, December 31, 1994                                                                199,831        (288,603)        (87,103)

  Issuance of redeemable preferred stock and
  warrants, net of issuance costs of $191,097                                           1,507,004        (191,097)      1,315,907

  Accretion of preferred stock dividends                                                        -         (33,989)        (33,989)

  Accretion of preferred stock discount                                                         -        (190,491)       (190,491)


  Preferred stock dividend on common stock                                               (199,831)       (800,169)     (1,000,000)

  Exercise of common stock warrants in exchange for
  redemption of preferred stock                                                                 -               -             790

  Repurchase and retirement of common stock                                                     -         (46,850)        (46,875)

  Net loss                                                                                      -      (1,116,834)     (1,116,834)
                                                                                       ----------     -----------     -----------

Balance, December 31, 1995                                                              1,507,004      (2,668,033)     (1,158,595)

  Accretion of preferred stock dividends                                                        -        (120,030)       (120,030)

  Accretion of preferred stock discount                                                         -        (957,474)       (957,474)

  Net loss                                                                                      -      (2,065,902)     (2,065,902)
                                                                                       ----------     -----------     -----------

Balance, December 31, 1996                                                             $1,507,004     $(5,811,439)    $(4,302,001)
                                                                                       ==========     ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
             for the Years Ended December 31, 1996, 1995 and 1994

                                                                                    1996           1995          1994
Cash Flows from Operating Activities:
 Net loss                                                                        $(2,065,902)   $(1,116,834)   $(294,426)
 Adjustments to reconcile net loss to net cash provided by (used in)
 operating activities-
  Depreciation and amortization                                                       88,576         50,161        6,993
  Changes in assets and liabilities-
    Accounts receivable                                                             (219,570)      (327,617)    (191,940)
    Inventories                                                                        3,440        (21,688)      (8,550)
    Other current assets                                                              16,112        (99,720)     (39,036)
    Accounts payable                                                               1,329,288        329,895       65,218
    Accrued expenses                                                                 142,262        (65,003)     126,214
    Deferred revenue                                                                 749,181        507,213       71,156
                                                                                 -----------    -----------    ---------

        Net cash provided by (used in) operating activities                           43,387       (743,593)    (264,371)
                                                                                 -----------    -----------    ---------
Cash Flows from Investing Activities:
 Note receivable from stockholder                                                    (79,180)             -            -
 Purchases of property and equipment                                                 (86,156)      (184,996)     (31,496)
 Proceeds from sale of property and equipment                                         48,489              -            -
 Increase in other assets                                                                (38)       (40,039)     (10,600)
 Organization costs                                                                        -        (53,032)     (16,145)
                                                                                 -----------    -----------    ---------

        Net cash used in investing activities                                       (116,885)      (278,067)     (58,241)
                                                                                 -----------    -----------    ---------

Cash Flows from Financing Activities:
 Proceeds from sale of common stock                                                        -              -      199,961
 Proceeds from sale of minority interest--preferred stock                                  -              -       30,000
 Proceeds from sale of preferred stock and warrants, net of issuance costs                 -      2,810,903            -
 Repurchase and retirement of common stock                                                 -        (46,875)           -
 (Payments on) proceeds from subordinated notes payable to stockholders                    -        (37,500)     195,000
 (Payments on) proceeds from advances from stockholders                                    -        (62,500)       2,000
 Payments on unsecured note payable                                                  (15,000)             -            -
 Payments on capital lease obligation                                                (12,086)        (8,532)      (5,328)
 (Payments on) proceeds from borrowings on equipment line of credit                   (5,599)        55,994            -
                                                                                 -----------    -----------    ---------

        Net cash (used in) provided by financing activities                          (32,685)     2,711,490      421,633
                                                                                 -----------    -----------    ---------

Net (Decrease) Increase in Cash and Cash Equivalents                                (106,183)     1,689,830       99,021

Cash and Cash Equivalents, beginning of year                                       1,869,656        179,826       80,805
                                                                                 -----------    -----------    ---------

Cash and Cash Equivalents, end of year                                           $ 1,763,473    $ 1,869,656    $ 179,826
                                                                                 ===========    ===========    =========

Supplemental Disclosure of Noncash Information:
 Cash paid for interest                                                          $     7,145    $    20,685    $   3,955
                                                                                 ===========    ===========    =========

Supplemental Disclosure of Noncash Investing and Financing Activities:
 Exercise of common stock warrants in exchange for redemption of
  preferred stock                                                                $         -    $       790    $       -
                                                                                 ===========    ============   =========
 Accretion of preferred stock dividends                                          $   117,270    $    33,414    $       -
                                                                                 ===========    ===========    =========
 Accretion of preferred stock discount                                           $   957,474    $   190,491    $       -
                                                                                 ===========    ===========    =========
 Purchase of Global Media Networks-
  Fair value of assets purchased                                                 $         -    $    82,673    $       -
  Issuance of note payable                                                                 -        (15,000)           -
  Liabilities assumed                                                                      -        (67,673)           -
                                                                                 -----------    -----------    ---------
                                                                                 $         -    $         -    $       -
                                                                                 ===========    ===========    =========
Equipment acquired under capital lease obligation                                $    11,045    $         -    $       -
                                                                                 ===========    ===========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996



(1)  Operations and Significant Accounting Policies

     SmarTel Communications, Inc. (the Company) (formerly Z-Axis Communications) is engaged in the business of providing marketing and telecommunications services through the sale of prepaid telephone cards. The Company was incorporated in 1985 as a Massachusetts corporation. On January 20, 1995, the Company reorganized in Delaware. In connection with this reorganization, the Delaware corporation issued 1,500 shares of common stock for each existing share of common stock in the Massachusetts corporation. All share amounts in the accompanying consolidated financial statements have been retroactively restated for this reorganization.

     Prior to 1994, the Company was also engaged in the business of selling long distance services principally to other businesses. The Company discontinued its operation in this business in June 1994 and, as a result, recorded a loss of approximately $58,000, net of $98,500 of revenue, in the accompanying consolidated statement of operations for the year ended December 31, 1994.

     In addition, during 1994, the Company began developing technology in an attempt to enter the international call arbitrage business. The Company abandoned this attempt in June 1995 and, as a result, recorded a loss of approximately $311,000 in the accompanying statement of operations for the year ended December 31, 1995. Through December 31, 1994, approximately $30,000 was charged to selling, general and administrative expenses relating to the development of this abandoned product line.

     On December 21, 1995, the Company acquired certain assets and liabilities of Global Media Network (see Note 8).

     The Company continues to be subject to certain risks common to companies in similar stages of development. Principal among these risks are dependence on key individuals; successful marketing of current products and services, combined with the need to successfully develop and introduce new products and services; dependence on independent commission agents whose compensation is based on the profitability of prepaid telephone card programs; the ability to raise additional capital to fund operations; and the ability to achieve profitable future operations. On May 24, 1997, the Company merged with SmarTalk Teleservices, Inc. (see Note 9).

     The accompanying consolidated financial statements reflect the application of the following significant accounting policies:

     (a)  Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, SmarTel, Inc. (90%- owned), SmarTel Communications of Virginia, Inc. (100%-owned) and SmarTel International, Inc. (100%-owned). All significant intercompany transactions and balances have been eliminated in consolidation.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(1)  Operations and Significant Accounting Policies (Continued)

     (b)  Management's Use of Estimates

          The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Revenue Recognition

          The Company sells its product into two distinct markets, retail and promotional. Retail card sales are ultimately funded by the end user, while promotional card sales are funded by third parties who have promotional information attached to the card. Promotional cards are then given to the end user to promote the buyer's product or service.

          The Company accounts for revenue from these sales as follows:

          . For retail markets, the Company records deferred retail revenue when it sells the card and recognizes revenues as the ultimate customer utilizes the calling time or as the card expires. Retail card revenue for the years ended December 31, 1996 and 1995 was approximately $512,000 and $142,000, respectively. The Company did not have any retail card revenue for the year ended
               December 31, 1994.

          . For promotional markets, the Company estimates that only a portion of the telecommunication service available on these cards will be utilized by the end user. Accordingly, the Company has deferred revenue related to the expected future utilization rate of telephone time on promotional cards, based on historical actual usage rates and the extrapolation of these rates over the remaining life of the cards. Revenue related to the promotional aspect of the card, including telephone time estimated not to be used, is recognized upon shipment of the cards, and revenue related to the telephone time estimated to be used is recognized as the ultimate customer utilizes the calling time or the card expires. If all telephone time on unexpired promotional programs outstanding at December 31, 1996 and 1995 were to be used, deferred revenue would increase by approximately $2,500,000 and $1,530,000, respectively.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(1)  Operations and Significant Accounting Policies (Continued)

     (c)  Revenue Recognition (Continued)

          . Revenue from third-party prepaid phone cards for which the Company acts solely as a reseller is recognized upon delivery.

          . The Company's primary costs of its prepaid telephone cards include the cost of design and manufacturing of the cards, long-distance carrier fees for processing the calls generated by use of the prepaid telephone cards and switch administration fees. For retail and promotional telephone cards, these costs are expensed as the associated revenues are earned.

          Substantially all prepaid telephone cards sold by the Company have expiration dates 12 months from the date of delivery to the customer and provide that payments for cards are nonrefundable.

          The Company utilizes several service bureaus to process calls and provide administrative support for calls generated by the use of prepaid telephone cards. These services are concentrated with one service provider. The Company could be adversely affected if this service bureau were unable or unwilling to continue this relationship. Management believes that there are alternative service bureaus it could use to minimize any adverse impact on the loss of the existing service bureau.

     (d)  Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of less than three months to be cash equivalents. These investments are reported at cost, which approximates market value.

     (e)  Inventories

          Inventories are recorded at the lower of cost (first-in, first-out) or market. At December 31, 1996, inventories consisted primarily of printing materials and supplies used in the production of the telephone cards.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(1)  Operations and Significant Accounting Policies (Continued)

     (f)  Depreciation and Amortization

          The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the property and equipment over their estimated useful lives, as follows:

                                                       ESTIMATED
                         ASSET CLASSIFICATION         USEFUL LIFE

                    Computer and office equipment       4-7 years
                    Printing equipment                   5 years
                    Leasehold improvements            Life of lease
                    Furniture and fixtures               7 years

     (g)  Note Receivable from Stockholder

          On January 10, 1996, the Company entered into a $75,000 note receivable agreement (the Note) with a stockholder. The Note accrues interest at a rate of 5.73% compounded annually, totaling $4,180 at December 31, 1996. Principal and accrued interest, then outstanding, is due on January 10, 2005. The Note is secured by the stockholder's stock in the Company.

     (h)  Organization Costs

          Organization costs include legal fees and costs associated with registering the Company as a public utility in jurisdictions where the Company provides telephone services. These costs are being amortized on a straight-line basis over five years.

     (i)  Minority Interest

          The Company's 90%-owned subsidiary, SmarTel, Inc., has 50,000 authorized shares of preferred stock, of which 1,000 shares were issued at $30 per share in 1994 to a third party and were outstanding as of December 31, 1996. These 1,000 shares were convertible into a 10% interest in the subsidiary and had a $30,000 liquidation preference. Accordingly, this minority interest reflected its priority claim on the underlying equity in the subsidiary at December 31, 1996. This preferred stock was returned to the Company and retired on May 24, 1997 (see Note5).

     (j)  Postretirement Benefits

          The Company has no obligations for postretirement benefits.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(1)  Operations and Significant Accounting Policies (Continued)

     (k)  Financial Instruments

          The estimated fair value of the Company's financial instruments, which include trade accounts receivable, note receivable from stockholder and long-term debt, approximates their carrying value.

     (l)  Concentration of Credit Risk

          Statement of Financial Accounting Standards (SFAS) No.105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject the Company to credit risk consists primarily of trade accounts receivable. The Company had one customer who accounted for approximately 24% of consolidated revenue for the year ended December 31, 1996. The Company had no significant customers in the years ended December 31, 1995 and 1994.

     (m)  Net Loss per Common and Common Equivalent Share

          Net loss per common share was computed based on the weighted average number of common shares outstanding. The Company's net loss was increased by $1,074,744 and $223,905 for the years ended December 31, 1996 and 1995, respectively, for accretion of dividends and discount on redeemable preferred stock to determine the loss applicable to common stock. Common equivalent shares are not included in the per share calculations as the effect of their inclusion would be antidilutive.

          On March 3, 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings per Share. SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. This statement is effective for fiscal years ending after December15, 1997, and early adoption is not permitted. When adopted, the statement will require restatement of prior years' earnings per share. The Company believes that the adoption of SFAS No. 128 will not have a material effect on its financial statements.

(2)  Income Taxes

     The Company provides for income taxes in accordance with SFAS No.109, Accounting for Income Taxes. Under SFAS No.109, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using currently

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(2)  Income Taxes (Continued)

     enacted statutory rates. The Company's gross deferred tax asset of $1,360,000 consists principally of the net operating loss carryforwards of approximately $3,200,000. Due to the uncertainty related to the realization of future tax return benefits of the gross deferred tax asset, a full valuation allowance has been provided.

     The United States Tax Reform Act of 1986 contains provisions that may limit the Company's net operating loss and credit carryforwards available to be used in any given year in the event of significant changes in the ownership interests of significant stockholders. The Company has completed several financings since its inception and may have incurred ownership changes, as defined in the Tax Reform Act of 1986. The Company believes that the ownership changes will not significantly impact its ability to utilize its net operating loss and credit carryforwards.

(3)  DEBT

     (a)  Subordinated Notes Payable to Stockholders

          During 1994, the Company issued $195,000 of subordinated promissory notes payable to certain stockholders. The notes were issued in conjunction with the Company's 1994 private placement offering of its common stock and bear interest at 10% per year, payable semiannually. During 1995, the Company repurchased 25,036 shares of common stock and a $37,500 subordinated note payable held by a stockholder for $87,500, including accrued interest. These notes are unsecured and subordinate to all present and future senior debt issuances. The outstanding principal of $157,500 was due on February 28, 1997. These amounts and accrued interest of $184,721 were repaid on May 24, 1997, the closing date on sale of the Company (see Note 9). Accordingly, these amounts have been classified as a current liability as of December 31, 1996, in the accompanying consolidated financial statements.

     (b)  Lines of Credit

          On September8, 1995, the Company entered into a credit facility (the facility) with a bank, which provided for a $250,000 working capital line of credit. This line of credit expired on September8, 1996. Advances under this line of credit bore interest at prime plus 1%. In addition, the facility provides for a $500,000 equipment line of credit. Advances under this line of credit bear interest at prime (8.25% at December 31, 1996) plus 2%. Principal payments are due in monthly installments on the first business day of each calendar month commencing August 5, 1996, with the final installment due on December1, 1999. The Company was required to comply with certain operational and financial covenants under this credit facility. The financial covenants required certain minimum levels of profitability, tangible net worth and liquidity. At December 31, 1996, the Company was in default of certain of these covenants.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(3)  Debt (Continued)

     (b)  Lines of Credit (Continued)

          On January31, 1997, the facility was amended eliminating the existing financial covenants and providing for one liquidity covenant. This liquidity covenant provides that the Company shall maintain, as of the last calendar day of each month, at least $600,000 of cash or cash equivalents. The Company was in compliance with this covenant on January31, 1997.

(4)  Stockholders' Equity (Deficit)

     (a)  Common Stock

          In connection with the Company's private placement offering of its common stock and subordinated notes payable, the Company had committed to certain levels of annual internal rate of return on each combined debt and equity unit within three years from the completion of the offering in December 1994. In connection with the September 15, 1995 preferred stock offering, the holders have terminated their rights with respect to the Company's commitment to achieving these levels.

     (b)  Stock Option Plan

          In December 1994, the Board of Directors approved the SmarTel Communications, Inc. 1994 Stock Incentive Plan (the Plan) pursuant to which options to purchase up to 82,500 shares of common stock may be granted to directors, officers and other employees of the Company. Incentive stock options may be granted under the Plan at a price not less than the fair market value on the date of grant. Options vest over a two-year period and expire 10 years from the date of grant. In connection with the September 15, 1995 preferred stock offering, the Plan was amended to provide that no additional options be granted thereunder.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(4)  Stockholders' Equity (Deficit) (Continued)

     (b)  Stock Option Plan (Continued)

          The following table summarizes option activity under the Plan:

                                                                                 EXERCISE        WEIGHTED
                                                                NUMBER          PRICE PER         AVERAGE
                                                              OF OPTIONS          SHARE       EXERCISE PRICE
Granted and Outstanding, December 31, 1994                       24,500     $  .50-$ 2.00       $    1.69
 Granted                                                          5,000           2.00               2.00
 Canceled                                                        (1,000)          2.00               2.00
                                                                -------     -------------       ---------

Outstanding, December 31, 1995                                   28,500        .50-  2.00            1.73
 Granted                                                              -           -                  -
 Canceled                                                       (10,000)       .50-  2.00            1.25
                                                                -------     -------------       ---------

Outstanding, December 31, 1996                                   18,500       $  2.00           $    2.00
                                                                =======       =======           =========

Exercisable, December 31, 1996                                   18,000       $  2.00           $    2.00
                                                                =======       =======           =========

          The weighted average fair value of options granted during the year ended December 31, 1995 was $.51. There were no options granted during 1996.

          In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123 for options granted in 1995 and 1996 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The total value of options granted during the years ended December 31, 1996 and 1995 was not significant.

     (c)  Common Stock Warrants

          In connection with the September 15, 1995 preferred stock offering, the Company granted warrants to purchase up to 1,507,968 shares of common stock to stockholders holding 3,002 shares of preferred stock. The warrants are exercisable at $.001 per share and expire on September 15, 2002. During 1995 warrants to purchase 789,888 shares of common stock were

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(4)  Stockholders' Equity (Deficit) (Continued)

     (c)  Common Stock Warrants (Continued)

          exercised. No warrants were exercised in 1996. Warrants to purchase up to 718,080 shares of common stock are outstanding at December 31 1996. At any time on or after the date of the sale of the Company, liquidation of the Company or September 15, 2002, whichever occurs first, the warrant holders may put back the outstanding warrants and common shares to the Company at the then current fair market value of the common stock. However, if the Company redeems the warrant holder's preferred stock in cash prior to September 15, 2002 a portion of the warrants become unexercisable, as defined. The Company assigned the fair value, calculated using the Black-Scholes option pricing model, of $1,507,004 to the warrants as a component of additional paid-in capital in the accompanying financial statements.

     (d)  Preferred Stock Dividend on Common Stock

          In conjunction with the issuance of redeemable preferred stock, the Company's Board of Directors authorized the issuance of up to 1,000 shares and declared a dividend on the Company's outstanding common stock for an aggregate of 1,000 shares of redeemable preferred stock, which were allocated to common stockholders based on each common stockholder's ownership percentage. In 1995, 908 of these shares were issued, and the 92 remaining shares were issued on May 24, 1997.

(5)  Related Party Transactions

     During 1994, the Company received advances of $62,500 from parties related to corporate officers. These advances were repaid in 1995.

     The Company has a business relationship with an independent distributor who was also a stockholder in one of the Company's subsidiaries (see Note 1(i)). During the years ended December 31, 1996 and 1995, the Company entered into arrangements for promotional cards totaling approximately $903,000 and $1,542,000, respectively, with this distributor. In connection with these arrangements, the Company paid approximately $118,000 and $296,000 of commissions to this independent distributor. As of December 31, 1995 and 1996, the Company believes it has amounts due of $390,000 and $150,000, respectively, from this distributor. This relationship was terminated in June 1996 and the Company has commenced legal action against this distributor to collect these amounts. Therefore, the Company has provided a full reserve for these amounts in the accompanying financial statements as of December 31, 1995 and 1996, respectively.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(5)  Related Party Transactions (Continued)

     On May 24, 1997, the Company reached a settlement agreement with this distributor/stockholder. Under the terms of the settlement, the Company forgave its claim on all amounts due from the distributor/stockholder in exchange for the return of the distributor/stockholder's preferred stock to the Company.

(6)  Redeemable Preferred Stock

     During 1995, the Company authorized the issuance of up to 4,002 shares of redeemable preferred stock, $.001 par value, and issued 3,002 shares of preferred stock for $1,000 per share and issued 908 shares of preferred stock as a stock dividend to the common stockholders. At December 31 1996, 92 shares of preferred stock remain issuable. The rights and preferences of the redeemable preferred stock are as follows.

     (a)  Voting

          Redeemable preferred stockholders are not entitled to vote, except for matters required by law, including, but not limited to, matters involving alterations of rights and preferences of capital stock; merger or sale of the Company; issuance of capital stock or rights to capital stock, which are senior to preferred stockholders; purchase or redemption of capital stock, other than certain preferred stock or capital stock, as defined; or alteration of the Company's bylaws or Certificate of Incorporation.

     (b)  Dividends

          Preferred stockholders are entitled to receive cumulative annual dividends, when, as and if declared by the Board of Directors, at the annual rate of 3% of the base amount of each share of redeemable preferred stock. The base amount of preferred stock as of a particular date shall be an amount equal to the sum of $1,000 plus any unpaid dividends on such share added to the base amount of such share and not thereafter paid. The Company recorded $120,030 and $33,989 of dividend accretion on the outstanding shares of preferred stock for the years ended December 31, 1996 and 1995, respectively.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(6)  Redeemable Preferred Stock (Continued)

     (c)  Liquidation Rights

          In certain events, including liquidation, dissolution or winding up of the Company, the holders of preferred stock shall be entitled, before any distribution or payment is made upon any shares of common stock, to be paid in cash an amount equal to the base amount of such share on such date, plus all unpaid dividends accrued on such share and not previously added to the base amount. If the assets of the Company shall be insufficient to permit payment in full to the holders of the preferred stock, then the entire assets of the Company that are available for distributions shall be distributed ratably among the preferred stockholders.

     (d)  Redemption

          The preferred stock is redeemable at the option of the Company, or at the option of the redeemable preferred stockholders, in three equal annual installments, beginning on August 31, 2000, unless redeemed earlier in connection with a liquidity event, as defined. The redemption price will equal $1,000 per share plus all accrued and unpaid dividends as of the redemption date. The proceeds from the issuance of the 3,002 shares of preferred stock for $1,000 per share have been allocated, based on the relative fair value, to the preferred stock and the warrants to purchase common stock issued to these preferred stockholders. The value attributable to the warrants issued to purchase common stock resulted in a $1,507,004 discount to the preferred stock. The Company has accreted this discount to the preferred stock over the redemption period (see Note 9). The Company recorded $957,474 and $190,491 of accretion on the discount of the 3,002 shares of preferred stock for the years ended December 31, 1996 and 1995, respectively.

          If for any reason the Company shall fail to redeem for cash all preferred shares requested to be redeemed by the holders thereof within 30 days of notice, each preferred stockholder shall have the right to require the Company to purchase some or all of the preferred shares at a price equal to the redemption price on such date. To the extent the Company does not have cash available or is not legally permitted to make such payments, the preferred stockholders will loan to the Company and its subsidiaries additional amounts necessary to fund the repurchase. The resulting preferred notes shall be secured by all assets of the Company and its subsidiaries and will bear interest at prime plus 2%. The notes will be repaid quarterly based on available cash .

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(7)  Commitments

     (a)  Lease Commitments

          The Company leases its facility and certain equipment under operating lease agreements expiring through fiscal 2000. Future minimum rental payments due under these agreements are approximately as follows :

               YEAR             AMOUNT
               1997             $142,000
               1998              136,000
               1999              110,000
               2000               65,000
                                --------

                                $453,000
                                ========

          Total rental expense included in the accompanying consolidated statements of operations amounted to approximately $125,000 and $31,000 for the years ended December 31, 1996 and 1995, respectively. During 1994, the Company leased its facilities and certain office equipment from an entity controlled by a related party to the officers and directors of the corporation. During 1994, the Company incurred approximately $75,000 in rental charges to this entity .

     (b)  Litigation

          In the ordinary course of business, the Company is party to various types of litigation. The Company believes it has meritorious defense to all claims, and, in its opinion, all litigation currently pending or threatened will not have a material effect on the Company's financial position on results of operations.

(8)  Acquisition of Global Media Network

     On December 21, 1995, the Company acquired certain assets of Global Media Network (GMN), previously its west coast distributor, in exchange for a $15,000 note payable and the assumption of certain GMN liabilities totaling $67,673.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                               December 31, 1996

                                  (Continued)


(8)  Acquisition of Global Media Network (Continued)

     This transaction was accounted for as a purchase and, accordingly, the results of GMN since December 21, 1995 have been included in the accompanying consolidated financial statements. The aggregate purchase price has allocated based on the fair value of the tangible and intangible assets as follows:

               Current assets                      $16,269
               Property and equipment                4,674
               Purchased intangible assets          61,730
                                                   -------

                                                   $82,673
                                                   =======

     Included in purchased intangible assets are amounts related to trade names and customer lists. These intangibles will be amortized on a straight-line basis over their estimated useful life of three years. The 1995 results of GMN operations were not material to the financial statements taken as a whole.

     During 1995, the Company entered into arrangements for promotional cards totaling approximately $479,000 with GMN prior to December 21, 1995. In connection with these arrangements, the Company paid approximately $142,000 in commissions to GMN.

(9)  Sale of Company to SmarTalk TeleServices, Inc.

     On May 24, 1997, the Company entered into a merger agreement (the Merger) with SmarTalk Teleservices, Inc. (SmarTalk) in which SmarTalk acquired all outstanding common and preferred stock of the Company in a tax-free, stock-for-stock merger transaction. Under the terms of the Merger, SmarTel common and preferred stockholders received 714,286 shares of SmarTalk common stock, which, using a SmarTalk per share value of $14, had an approximate value of approximately $10,000,000. In addition, certain officers/stockholders of SmarTel received contingent value rights which would entitle them to receive additional shares of SmarTalk common stock based on SmarTel's future sales and profitability.